Exhibit 5.1

Weil, Gotshal & Manges LLP 767 FIFTH AVENUE • NEW YORK, NY 10153-0119 (212) 310-8000 FAX: (212) 310-8007	AUSTIN BOSTON BRUSSELS BUDAPEST DALLAS FRANKFURT HOUSTON LONDON MIAMI MUNICH PARIS PRAGUE PROVIDENCE SHANGHAI SILICON VALLEY SINGAPORE WARSAW WASHINGTON, D.C. WILMINGTON

September 25, 2007

Gentiva Health Services, Inc.

3 Huntington Quadrangle, Suite 200S

Melville, New York 11747

Ladies and Gentlemen:

We have acted as counsel to Gentiva Health Services, Inc., a Delaware corporation (the “Company”) and the subsidiary guarantors listed in Schedule A hereto (the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, dated the date hereof (the “Registration Statement”), as amended or supplemented, under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of the following securities, and the prospectus contained therein (the “Prospectus”): (i) common stock, par value $0.10 per share, of the Company (“Common Stock”); (ii) preferred stock, par value $0.01 per share, of the Company (“Preferred Stock” and together with Common Stock, the “Equity Securities”); (iii) debt securities of the Company (“Debt Securities”) to be issued pursuant to the indenture filed as an exhibit to the Registration Statement, as the same may be amended or supplemented from time to time, (the “Indenture”); (iv) guarantees by the Guarantors of the Debt Securities (“Guarantees”) to be issued pursuant to the Indenture; and (v) warrants (“Warrants”) to purchase Equity Securities or Debt Securities. The Common Stock, Preferred Stock, Debt Securities, Guarantees and Warrants shall collectively be referred to herein as the “Securities.”

September 25, 2007

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus; and (iii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Guarantors.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

a. the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the certificate of incorporation, limited liability company agreement or operating agreement, as applicable, of the Company or any Guarantor, as the case may be, then in effect (the “Applicable Certificate”), the by-laws of the Company or any Guarantor, as the case may be, then in effect (the “Applicable By-laws”) and the applicable law of the jurisdiction of incorporation or organization of the Company or such Guarantor (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company or such Guarantor is subject;

b. the Guarantors organized under the laws of states other than Delaware, New York, Florida, Texas and Massachusetts are validly existing, in good standing and have the necessary corporate or limited liability company power and authority to file the Registration Statement and to enter into Guarantees;

c. prior to the issuance of shares of one or more series of Preferred Stock, an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized by all requisite Corporate Action on the part of the Company and filed with the Secretary of State of the State of Delaware;

d. each series of Debt Securities will be issued under the Indenture, and any necessary amendment or supplement thereto between the Company and the bank or trust company identified in the Indenture as the trustee with respect to such Debt

September 25, 2007

Securities (the “Trustee”), and the execution, delivery and performance of the applicable Indenture will be duly authorized by all requisite Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or by which it is bound;

e. any Guarantee will be issued under the Indenture and any necessary amendment or supplement thereto between the Company, the applicable Guarantors and the Trustee, and the execution, delivery and performance of such Guarantee will be duly authorized by all requisite Corporate Action and will not conflict with or constitute a breach of the terms of any agreement or instrument to which such Guarantor is subject or by which it is bound;

f. to the extent that the obligations of the Company or any Guarantor under the Indenture may depend upon such matters, the Trustee under the Indenture will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will be duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture;

g. any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”) and the execution, delivery and performance of the Warrants and the applicable Warrant Agreement will be duly authorized by all requisite Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

h. to the extent that the obligations of the Company under any Warrant Agreement or Guarantee (each, an “Agreement”) may depend upon such matters, each of the parties thereto other than the Company or the applicable Guarantor, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by such Agreement; that such Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party is in compliance, generally and with respect to acting as a party with respect to its obligations under such Agreement, with all applicable laws and regulations; and that such party has the requisite organizational and legal power and authority to perform its obligations under such Agreement;

September 25, 2007

i. the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement;

j. a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at all times that the Securities are offered and issued as contemplated by the Registration Statement, the Prospectus and such prospectus supplement;

k. the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement, the Prospectus and the applicable prospectus supplement by reference;

l. all Securities will be issued and sold in compliance with applicable federal and state securities laws;

m. a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company, any applicable Guarantors and the other party or parties thereto;

n. any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange; and

o. the Indenture, Warrants, Guarantees and Agreements are governed by New York law.

Based on the foregoing, we advise you that in our opinion:

1. Upon due authorization by Corporate Action of the issuance and sale of shares of the Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of the Common Stock) in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and, if applicable, upon the conversion,

September 25, 2007

exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of the Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of the Preferred Stock) in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable prospectus supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable prospectus supplement (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of the Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. When the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, the specific terms of a particular issuance of Debt Securities have been duly authorized by all Corporate Action and are in accordance with the terms of the Indenture, such Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, such Debt Securities will be validly issued and will constitute valid, binding and enforceable obligations of the Company, and the Indenture will constitute a valid, binding and enforceable obligation of the Company.

4. When the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, the specific terms of a particular Guarantee have been duly authorized by all Corporate Action and are in accordance with the terms of the Indenture, such Indenture is duly executed and delivered by the Company and the applicable Guarantor, and such Guarantee has been duly executed and delivered in accordance with the terms of the Corporate Action and the Applicable Certificate and Applicable By-laws of such Guarantor and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, such Guarantee will constitute a valid, binding and enforceable obligation of such Guarantor, and the Indenture will constitute a valid, binding and enforceable obligation of such Guarantor.

September 25, 2007

5. When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by all Corporate Action and has been duly executed and delivered by the Company and any Warrant Agent named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, such Warrants will be valid, binding and enforceable obligations of the Company.

The opinions expressed above with respect to validity, binding effect and enforceability are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding or at law or in equity).

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to our name under the caption ‘Legal Matters’ in the Prospectus.

Very truly yours,

/s/ WEIL, GOTSHAL & MANGES LLP

SCHEDULE A

Subsidiary Guarantors

Subsidiary	Jurisdiction of Incorporation/Organization

Access Home Health of Florida, Inc.	Delaware

Capital CareResources, Inc.	Georgia

Capital CareResources of South Carolina, Inc.	Georgia

Capital Health Management Group, Inc.	Georgia

Chattahoochee Valley Home Care Services, Inc.	Georgia

Chattahoochee Valley Home Health, Inc.	Georgia

CHMG Acquisition Corp.	Georgia

CHMG of Atlanta, Inc.	Georgia

CHMG of Columbus, Inc.	Georgia

CHMG of Griffin, Inc.	Georgia

Commonwealth Home Care, Inc.	Massachusetts

Eastern Carolina Home Health Agency, Inc.	North Carolina

ECT, Inc.	North Carolina

Gentiva CareCentrix (Area One) Corp.	Delaware

Gentiva CareCentrix (Area Three) Corp.	Delaware

Gentiva CareCentrix (Area Two) Corp.	Delaware

Gentiva CareCentrix, Inc.	Delaware

Gentiva Certified Healthcare Corp.	Delaware

Gentiva Health Services (Certified), Inc.	Delaware

Gentiva Health Services (USA), Inc.	Delaware

Gentiva Health Services Holding Corp.	Delaware

Gentiva Health Services IPA, Inc.	New York

Gentiva Rehab Without Walls, LLC	Delaware

Gentiva Services of New York, Inc.	New York

Healthfield Care at Home, Inc.	Georgia

Healthfield Home Health of Athens, Inc.	Georgia

Healthfield Home Health of Augusta, Inc.	Georgia

Healthfield Home Health of North Georgia, Inc.	Georgia

Healthfield Home Health, Inc.	Georgia

Healthfield Hospice Services, Inc.	Georgia

Healthfield of Southwest Georgia, Inc.	Georgia

Healthfield of Statesboro, Inc.	Georgia

Healthfield of Tennessee, Inc.	Georgia

Healthfield Operating Group, Inc.	Delaware

Healthfield Rehab, Inc.	Georgia

Healthfield Services of Tennessee, Inc.	Georgia

Healthfield, Inc.	Delaware

Home Health Care of Carteret County, Inc.	North Carolina

Horizon Health Network LLC	Alabama

Kimberly Home Health Care, Inc.	Missouri

Mid-South Care Services, Inc.	Delaware

Mid-South Home Care Services, Inc.	Georgia

Mid-South Home Care Services, LLC	Alabama

Mid-South Home Health Agency, Inc.	Delaware

Mid-South Home Health Agency, LLC	Alabama

Mid-South Home Health of Gadsden, Inc.	Georgia

New York Healthcare Services, Inc.	New York

OHS Service Corp.	Texas

Partnersfirst Management, Inc.	Florida

QC-Medi-New York, Inc.	New York

Quality Care-USA, Inc.	New York

Quality Managed Care, Inc.	Delaware

Quantum Care Network, Inc.	Massachusetts

Quantum Health Resources, Inc.	Delaware

Tar Heel Health Care Services, Inc.	North Carolina

Tar Heel Staffing, Inc.	Georgia

The Healthfield Group, Inc.	Delaware

The Hug Center of Atlanta, Inc.	Georgia

The I.V. Clinic II, Inc.	Texas

The I.V. Clinic III, Inc.	Texas

The I.V. Clinic, Inc.	Texas

Total Care Home Health of Louisburg, Inc.	Georgia

Total Care Home Health of North Carolina, Inc.	Georgia

Total Care Home Health of South Carolina, Inc.	Georgia

Total Care Services, Inc.	Georgia

Wiregrass Hospice Care, Inc.	Georgia

Wiregrass Hospice LLC	Alabama

Wiregrass Hospice of South Carolina, LLC	Georgia